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                                                                     EXHIBIT 4.3

[front of Certificate]

                   Apartment Investment and Management Company
              Incorporated under the laws of the state of Maryland

Number                                                   Shares

   Class F Cumulative Convertible
           Preferred Stock                  See reverse for certain definitions

   This certificate is transferable in
    Boston, MA or New York, NY                        CUSIP 03748R


Countersigned and registered
                                                      BankBoston, N.A.
                                                        (Signature)

This certifies that               is the owner of               fully-paid and
non-assessable shares of Class F Cumulative Convertible Preferred Stock, $.01 par value per share, of Apartment Investment and Management Company transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                         /s/ Terry Considine
                             Chief Executive Officer

      /s/ Joel Bonder                            /s/ Peter K. Kompaniez
      Secretary                                    President


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[back of Certificate]

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY

     The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

     The shares of Class F Cumulative Convertible Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class F Cumulative Convertible Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Charter (including the Articles Supplementary setting forth the terms of the Class F Cumulative Convertible Preferred Stock). Any Person that attempts to Beneficially Own shares of Class F Cumulative Convertible Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Charter (including the Articles Supplementary setting forth the terms of the Class F Cumulative Convertible Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, (i) the transfer of the shares of Class F Cumulative Convertible Preferred Stock represented hereby will be void in accordance with the Charter (including the Articles Supplementary setting forth the terms of the Class F Cumulative Convertible Preferred Stock) or (ii) the shares of Class F Cumulative Convertible Preferred Stock represented hereby will automatically be transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM - as tenants in common UNIF GIFT MIN ACT - _____ Custodian _______
                                                       (Cust)           (Minor)
     TEN ENT - as tenants by the entireties        under Uniform Gifts to Minors
                                                   Act ______________
     JT TEN  - as joint tenants with right of             (State)
               survivorship and not as tenants in common


     Additional abbreviations may also be used though not in the above list.

For Value received                         hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR



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OTHER IDENTIFYING NUMBER OF ASSIGNEE
(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                    Shares of the Class F Cumulative Convertible Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.

Dated:                                            SIGNATURE

SIGNATURE(S) GUARANTEED

NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST
CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

By:

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITU TION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.



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